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                                                                   Exhibit 23.5

                   CONSENT OF BANC OF AMERICA SECURITIES LLC

December  , 2001

Board of Directors
ENCAD, Inc.
6059 Cornerstone Court., West
San Diego, California 92121-3734

Ladies and Gentlemen:

   We hereby consent to the inclusion of our opinion letter, dated November 14, 2001, to the Board of Directors of ENCAD, Inc. (the "Company") regarding the merger of a wholly-owned Eastman Kodak Company ("Kodak") subsidiary with and into the Company, in the Registration Statement on Form S-4 to which this consent is filed as an exhibit (the "Registration Statement") and to the reference in the Registration Statement to our firm and to our opinion under the headings "Summary--Opinion of Banc of America Securities LLC" and "Background of the Merger and Related Matters--Opinion of Banc of America Securities LLC." In giving the foregoing consent, we do not admit (1) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder and (2) that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                          BANC OF AMERICA SECURITIES LLC